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                                                                    EXHIBIT 10.H
                             JOHNSON CONTROLS, INC.
                           LONG-TERM PERFORMANCE PLAN


                                   ARTICLE 1.
                              PURPOSE AND DURATION

Section 1.1. Purpose. The purpose of the Johnson Controls, Inc. Long Term Performance Plan is to motivate top executives to achieve longer term objectives which will result in long term increased value to the shareholders of the Company.

Section 1.2. Duration. The Plan was originally effective as of October 1, 1987. The Plan was most recently amended and restated effective October 1, 2001. The provisions of the Plan as amended and restated apply to each individual with an interest hereunder on or after October 1, 2001; provided that no amendment hereto shall adversely affect the right of any Participant with respect to an award granted prior to October 1, 2001, without the Participant's consent. The Plan shall terminate on, and no contingent Performance Awards may be granted after, September 30, 2003; provided, however, that the Committee may terminate the Plan or the assignment of contingent Performance Awards at any time prior to that date as provided in Article 13.

                                   ARTICLE 2.
                          DEFINITIONS AND CONSTRUCTION

Section 2.1. Definitions. Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a) "Company" means Johnson Controls, Inc., a Wisconsin corporation, and any successor thereto as provided in Article 16.

         (b) "Plan" means the arrangement described herein, as from time amended and in effect.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Committee" means the Compensation Committee of the Board, which shall consist of not less than two (2) members of the Board each of whom is a "non-employee director" as defined in Securities and Exchange Commission Rule 16b-3(b)(3), or as such term may be defined in any successor regulation under
Section 16 of the Securities Exchange Act of 1934, as amended. In addition, each member of the Committee shall be an outside director within the meaning of
Section 162(m) of the Internal Revenue Code.

         (e) "Participant" means an executive of the Company or a subsidiary who has been approved for participation in the Plan.

         (f) "Base Salary" of a Participant means the annual rate of base pay in effect for such Participant as of the last day of the Performance Period (or such other date as the Committee may specify by action taken within 90 days after the beginning of the Performance Period).


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                             JOHNSON CONTROLS, INC.
                           LONG-TERM PERFORMANCE PLAN

         (g) "Beneficiary" means the person or persons entitled to receive any amounts due to a Participant in the event of the Participant's death as provided in Article 10.

         (h) "Income" means consolidated income before income taxes and minority interests, as stated in the "Consolidated Statement of Income" in the Company's Annual Report.

         (i) "Shareholders' Equity" for a fiscal year means the arithmetic average of consolidated shareholders' equity of the Company, as set forth in the Consolidated Statement of Financial Position in the Company's Quarterly and Annual Reports to shareholders, over five points in time, which shall include the end of the preceding year and the end of each quarter of the current fiscal year.

         (j) "Return on Shareholders' Equity (ROE)" means the percentage relationship of Income to Shareholders' Equity for each fiscal year.

         (k) "Performance Award" means an amount whose final value will be earned and paid to a Participant if certain predetermined requirements are met.

         (l) "Performance Period" means a period of three successive fiscal years, as determined by the Committee, with respect to which an assignment of Performance Awards is made pursuant to this Plan.

         (m) "Retirement" means termination of employment from the Company and its subsidiaries (without Cause) on or after attainment of age 55 with at least ten years of vesting service or age 65 with at least five years of vesting service (such vesting service to be determined within the meaning of the Johnson Controls Pension Plan or such other plan or methodology prescribed by the Committee).

         (n) "Total and Permanent Disability" means the Participant's inability to perform the material duties of his occupation as a result of a medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of at least 12 months, as determined by the Committee. The Participant will be required to submit such medical evidence or to undergo a medical examination by a doctor selected by the Committee as the Committee determines is necessary in order to make a determination hereunder.

         (o) "Cause" means: (1) if the Participant is subject to an employment agreement that contains a definition of "cause", such definition, or (2) otherwise, any of the following as determined by the Committee: (a) violation of the provisions of any employment agreement, non-competition agreement, confidentiality agreement, or similar agreement with the Company or subsidiary, or the Company's or subsidiary's code of ethics, as then in effect, (b) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or subsidiary, (c) commission of an act of dishonesty or disloyalty involving the Company or subsidiary, (d) violation of any federal, state or local law in connection with the Participant's employment, or (e) breach of any fiduciary duty to the Company or a subsidiary.


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                             JOHNSON CONTROLS, INC.
                           LONG-TERM PERFORMANCE PLAN

         (p) "Inimical Conduct" means any act or omission that is inimical to the best interests of the Company or any subsidiary, as determined by the Committee in its sole discretion, including but not limited to: (1) violation of any employment, noncompete, confidentiality or other agreement in effect with the Company or any subsidiary, (2) taking any steps or doing anything which would damage or negatively reflect on the reputation of the Company or a subsidiary, or (3) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition.

Section 2.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein includes the feminine, the plural includes the singular, and the singular the plural.

Section 2.3. Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the said illegal or invalid provision had not been included.

                                   ARTICLE 3.
                                   ELIGIBILITY

                  Only officers and other key executives of the Company who have a significant influence upon the long-term performance of the Company will be eligible to participate in the Plan. Participation in one award, however, will not automatically guarantee participation in subsequent years. It is specifically intended that no employee shall have a right to a Performance Award even if an award has been previously granted. Participation for each award under the Plan will be approved by the Committee after consultation with the Chief Executive Officer of the Company.

                                   ARTICLE 4.
                          CONTINGENT PERFORMANCE AWARDS

Section 4.1. Award. The Committee shall award to each Participant a contingent Performance Award (expressed as a percentage of the Participant's Base Salary) that it deems appropriate prior to the commencement of the Performance Period to which the Performance Award applies, or within 90 days following the beginning of such Performance Period.

Section 4.2. Shareholder Approval Requirements. The Committee, in its discretion, may make all or any portion of the grant of awards contingent upon receiving subsequent shareholder approval sufficient to qualify payment thereunder as deductible for the Company. The Committee may take such action without the consent of Participants.

Section 4.3. New Hired and Transferred Employees. Notwithstanding anything to the contrary herein, in the case of a person who is newly hired into an eligible executive position or transferred into an eligible executive position after the beginning of a Performance Period, the Committee may at any time grant a contingent Performance Award to such person, and fix the terms of any such award, whether or not such action qualifies for the performance-based exception under Section 162(m) of the Code.


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                             JOHNSON CONTROLS, INC.
                           LONG-TERM PERFORMANCE PLAN

                                   ARTICLE 5.
                                PERFORMANCE GOALS

Section 5.1. Criterion for Measuring Performance. The criteria to be used to measure the financial performance of the Company shall be its Return on Shareholders' Equity (ROE). The Company's Return on Shareholders' Equity shall be compared to performance goals as established in Section 5.2.

Section 5.2. Establishment of ROE Performance Goals. The Committee shall establish performance goals prior to, or within 90 days after the beginning of, each Performance Period and set forth those goals in its meeting minutes.

                                   ARTICLE 6.
                                     PAYMENT

Section 6.1. Evaluating Performance and Computing Awards. As soon as practicable following the close of the Performance Period, the Committee shall determine the award amount applicable to that Performance Period, provided that the maximum award amount for any Participant with respect to any Performance Period shall be three million dollars ($3,000,000). All awards are subject to certification in writing by the Committee prior to payment that the performance goals and other material terms of the Plan were in fact satisfied.

Section 6.2. Computing Awards. Award amounts will be calculated from a table which will be issued to each Participant at the time of grant.

Section 6.3. Timing and Form of Payment.

         (a) When the payment due to the Participant has been determined, unless otherwise deferred or to be paid on a current basis in accordance with Section 6.3(b), the payment due the Participant shall be credited to an Interest Account established for the Participant under the Johnson Controls, Inc. Executive Deferred Compensation Plan as of the date on which payment would have otherwise been made in a cash lump sum.

         (b) A Participant may elect that part or all of the payment due be credited to his Share Unit Account or his Equity Fund Account under the Johnson Controls, Inc. Executive Deferred Compensation Plan as of the date on which payment would have otherwise been made in a cash lump sum. A Participant may also elect, subject to the approval of the Committee, that part or all of the payment due to such Participant with respect to any Performance Period shall be paid to him on a current (rather than a deferred basis) in a lump sum by the 75th day following the close of the Performance Period.

         (c) An election under subsection (b) with respect to any Performance Period must be filed in writing with the Company not later than the last day of the second fiscal year in such Performance Period. Any such election shall be irrevocable.


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                             JOHNSON CONTROLS, INC.
                           LONG-TERM PERFORMANCE PLAN

                                   ARTICLE 7.
                           TERMINATION AND FORFEITURE

Section 7.1. Termination for Death or Disability. If a Participant's employment is terminated during a Performance Period by reason of death or Total and Permanent Disability at a time when the Participant could not have been terminated for Cause, payments shall be determined and paid as if the fiscal year during which termination takes place is the last fiscal year of the particular Performance Period.

Section 7.2. Termination for Retirement. If a Participant's employment is terminated during a Performance Period by reason of Retirement, payments shall be determined and paid as if the fiscal year during which such termination takes place is the last fiscal year of the particular Performance Period. However, before such determination is made, the Performance Award for such Performance Period shall, as of the date of Retirement, be reduced to a number calculated by multiplying the Performance Award by a fraction, the numerator of which is the number of full months during which the Participant was an employee of the Company during the Performance Period and the denominator of which is the number of full months the Performance Period would have lasted had Retirement not occurred.

Section 7.3. Termination for Cause. If the Participant is terminated for Cause prior to payment or deferral of any Performance Award hereunder, such Performance Award shall be automatically cancelled as of the date of such termination, and no payment or deferral shall be made.

Section 7.4. Termination for Other Reasons. If the Participant is not employed by the Company on the last day of the Performance Period for other than Retirement, Total and Permanent Disability or death, or Cause, the Performance Award with respect thereto shall be automatically cancelled as of the date of such termination of employment. The Committee shall have the discretion to reinstate such award, in whole or in part, after taking into consideration the circumstances of the Participant's termination.

Section 7.5. Inimical Conduct. Notwithstanding the foregoing, if the Participant engages in Inimical Conduct after the end of the Performance Period for which the payment has accrued, but before payment or deferral is made, the Performance Award shall be automatically cancelled and no payment or deferral shall be made. The Committee may suspend payment or deferral (without liability for interest thereon) pending the Committee's determination of whether the Participant was or should have been terminated for Cause or whether the Participant has engaged in Inimical Conduct.

                                   ARTICLE 8.
                                CHANGE OF CONTROL

Section 8.1. Acceleration of Payment. Notwithstanding any other provision of this Plan, within 30 days after a Change of Control (as defined below), each Participant shall be entitled to receive a lump sum payment in cash equal to the product of (x) such Participant's formula award for the Performance Period(s) in which the Change of Control occurs, based on the maximum achievable award for such Participant under the Plan and (y) a fraction, the numerator of which is the number of days after the first day of the applicable Performance Period on which the Change of



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                             JOHNSON CONTROLS, INC.
                           LONG-TERM PERFORMANCE PLAN

Control occurs and the denominator of which is the number of days in the applicable Performance Period.

Section 8.2. Definition of Change of Control. A "Change of Control" means any of the following events:

         (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") ) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either:

                  (1) The then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or

                  (2) The combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities");

                  provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change in Control of the Company; or

         (b) Individuals who, as of May 24, 1989, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to May 24, 1989, whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

         (c) Consummation of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then


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                             JOHNSON CONTROLS, INC.
                           LONG-TERM PERFORMANCE PLAN


outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

         (d) A complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entitles who were the beneficial owners, respectively, of the outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

                                   ARTICLE 9.
                                  ADJUSTMENTS

                  In the event of any change in the outstanding shares of Company Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation or exchange of shares or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the Performance Awards then held by Participants or the performance goals established thereunder, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

                                  ARTICLE 10.
                                  BENEFICIARY

                  Each Participant may file a beneficiary designation on the form provided by the Committee. In the event of the Participant's death prior to receiving payments due hereunder, the payment shall be made to the Participant's Beneficiary. A Participant can change his beneficiary designation at any time, provided that each beneficiary designation form filed with the Company shall revoke the most recent form on file, and the last form received by the Company while the Participant was alive shall be given effect. In the event there is no valid beneficiary designation form on file, or in the event the Participant's designated Beneficiary is not alive at the time payment is to be made, the Participant's estate will be deemed the Beneficiary and will be entitled to receive payment. If a Participant designates his spouse as a beneficiary, such beneficiary designation automatically shall become null and void on the date of the Participant's divorce or legal separation from such spouse; provided the Committee has notice of such divorce or legal separation prior to payment. If a Participant maintains his primary residence in a state that has community or marital property laws, then the Participant's spouse, if any, must consent to the Participant's designation of any primary beneficiary other than the spouse.


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                             JOHNSON CONTROLS, INC.
                           LONG-TERM PERFORMANCE PLAN

                                  ARTICLE 11.
                             RIGHTS OF PARTICIPANTS

Section 11.1. No Funding. No Participant or Beneficiary shall have any interest in any fund or in any specific asset or assets of the Company (or any subsidiary) by reason of any award under the Plan. It is intended that the Company has merely a contractual obligation to make payments when due hereunder and it is not intended that the Company (or any subsidiary) hold any funds in reserve or trust to secure payments hereunder.

Section 11.2. No Transfer. No Participant may assign, pledge, or encumber his interest under the Plan, or any part thereof, except that a Participant may designate a Beneficiary as provided herein.

Section 11.3. No Implied Rights; Employment. Nothing contained in this Plan shall be construed to:

         (a) Give any employee or Participant any right to receive any award other than in the sole discretion of the Committee;

         (b) Limit in any way the right of the Company or subsidiary to terminate a Participant's or other employee's employment at any time; or

         (c) Be evidence of any agreement or understanding, express or implied, that a Participant or other employee will be retained in any particular position or at any particular rate of remuneration.

                                  ARTICLE 12.
                                 ADMINISTRATION

Section 12.1. General. The Plan shall be administered by the Committee. If at any time the Committee shall not be in existence, the Board shall assume the Committee's functions and each reference to the Committee herein shall be deemed to include the Board.

Section 12.2. Authority. In addition to the authority specifically provided herein, the Committee shall have full power and discretionary authority to: (a) administer the Plan, including but not limited to the power and authority to construe and interpret the Plan; (b) correct errors, supply omissions or reconcile inconsistencies in the Plan's terms; (c) establish, amend or waive rules and regulations, and appoint such agents, as it deems appropriate for the Plan's administration; and (d) make any other determinations, including factual determinations, and take any other action as it determines is necessary or desirable for the Plan's administration.

Section 12.3. Decision Binding. The Committee's determinations and decisions made pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons who have an interest in the Plan or an award, and such determinations and decisions shall not be reviewable.

Section 12.4. Procedures of the Committee. The Committee's determinations must be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a



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                             JOHNSON CONTROLS, INC.
                           LONG-TERM PERFORMANCE PLAN


quorum is present, or by written majority consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee. A majority of the entire Committee shall constitute a quorum for the transaction of business. Service on the Committee shall constitute service as a director of the Company so that the Committee members shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their Committee services to the same extent that they are entitled under the Company's By-laws and Wisconsin law for their services as directors of the Company.

                                  ARTICLE 13.
                            AMENDMENT AND TERMINATION

                  The Committee may modify or amend, in whole or in part, any or all of the provisions of the Plan, except as to those terms or provisions that are required by Section 162(m) of the Internal Revenue Code to be approved by the shareholders, or suspend or terminate the Plan entirely; provided, however, that no such modification, amendment, suspension or termination may, without the consent of the Participant or his or her Beneficiary in the case of his or her death, reduce the right of a Participant, or his or her Beneficiary, as the case may be, to any payment due under the Plan except as specifically provided herein. Notwithstanding the foregoing, the Committee may make the following amendments to the Plan without the consent of any individual with an interest herein:

         (a) In the event of the Plan's termination, the Committee may provide that all amounts accrued to the date of termination (calculated as if the date of termination were the last day of the Performance Period) be distributed to all Participants or Beneficiaries, as applicable, in a single sum payment as soon as practicable after the date of termination or on such other date as is specified by the Committee.

         (b) The Committee may amend the provisions of Article 8 prior to the effective date of a Change of Control.

                                   ARTICLE 14.
                                 TAX WITHHOLDING

                  The Company shall have the right to deduct from all cash payments made hereunder (or from any other payments due a Participant) any foreign, federal, state, or local taxes required by law to be withheld with respect to such cash payments.

                                  ARTICLE 15.
                                     OFFSET

                  The Company shall have the right to offset from the incentive award payable hereunder any amount that the Participant owes to the Company or any subsidiary without the consent of the Participant (or his Beneficiary, in the event of the Participant's death).


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                             JOHNSON CONTROLS, INC.
                           LONG-TERM PERFORMANCE PLAN


                                  ARTICLE 16.
                                   SUCCESSORS

                  All obligations of the Company under the Plan with respect to awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company. The Plan shall be binding upon and inure to the benefit of the Participants, Beneficiaries, and their heirs, executors, administrators and legal representatives.

                                  ARTICLE 17.
                               DISPUTE RESOLUTION

Section 17.1. Governing Law. This Plan and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Wisconsin (excluding any choice of law rules that may direct the application of the laws of another jurisdiction), except as provided in Section
17.2 hereof.

Section 17.2. Arbitration.

         (a) Application. Notwithstanding any employee agreement in effect between a Participant and the Company or any subsidiary employer, if a Participant or Beneficiary brings a claim that relates to benefits under this Plan, regardless of the basis of the claim (including but not limited to, actions under Title VII, wrongful discharge, breach of employment agreement, etc.), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         (b) Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:

                  Office of General Counsel
                  Johnson Controls, Inc.
                  5757 North Green Bay Avenue
                  P.O. Box 591
                  Milwaukee, WI  53201-0591

                  The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.


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                             JOHNSON CONTROLS, INC.
                           LONG-TERM PERFORMANCE PLAN

         (c) Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the Participant or Beneficiary must initiate and participate in any complaint resolution procedure identified in the Company's or subsidiary's personnel policies. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any applicable Company or subsidiary complaint resolution procedure has been completed.

         (d) Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney's fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator's award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator's award is based.

         (e) Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or subsidiary shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his attorney's or representative's fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys' fees, the arbitrator may award costs and reasonable attorneys' fees as provided by such statute.

         (f) Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.

         (g) Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.